Exhibit 10.26

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of January 4, 2016, by and among (i) AmpliPhi Biosciences Corporation, a Washington corporation (the “Purchaser”) and (ii) Novolytics Limited, a company organized under the laws of England and Wales (the “Company”). The Purchaser and the Company may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company has been engaged in the business of developing products that use or incorporate phages for human therapeutics use (the “Business”), and now is proposed to be wound up (the “Wind Up”); and

WHEREAS, upon the terms and subject to the conditions set forth herein, prior to the Wind Up, the Purchaser desires to purchase from the Company, and the Company desires to sell to the Purchaser, certain assets of the Company in exchange for the consideration set forth herein (the “Asset Purchase”).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, the Parties agree as follows:

ARTICLE I
PURCHASE AND SALE OF PURCHASED ASSETS

1.1           Purchased Assets. On the terms and subject to the conditions of this Agreement, and on the basis of the representations, warranties, covenants and agreements herein contained, the Company hereby agrees to sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser hereby agrees to purchase, accept and take from the Company, all of the rights title and interest in and to the following assets, properties, interests and other rights (collectively, the “Purchased Assets”):

(a)          all of the Company’s S. aureus phage-related tangible and intangible assets as generally set forth on Schedule 1.1(a); and

(b)          all of the Intellectual Property Rights as generally set forth in Schedule 1.1(b).

1.2           Excluded Assets. The Purchased Assets shall exclude any assets, properties, interests or other rights of the Company not set forth in Section 1.1 (such excluded assets, the “Excluded Assets”).

1.3           No Assumption of Liabilities. Notwithstanding any other provision of this Agreement, the Purchaser will not assume, whether as a transferee or successor, by contract or otherwise, any liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.

1.4           Asset Transfer; Purchase Price. At the Closing, the Company shall transfer and convey to the Purchaser good and marketable title to the Purchased Assets, free and clear of any Encumbrances. In consideration for the sale, conveyance, assignment, transfer and delivery to the Purchaser of the Purchased Assets, and subject to all of the terms and conditions of this Agreement, the Purchaser shall pay, for the benefit of the Company to its designees, a purchase consideration of up to ninety-six Thousand eight Hundred Pounds Sterling (£96,800) in cash to cover actual expenses reasonably incurred by the Company in connection with the Wind Up (the “Cash Consideration”), which such expenses as are set forth on the reasonably detailed statement of affairs delineating how such funds will be used by the Company, attached hereto as Schedule 1.4 (the “Wind Up Statement”), and provided that Company shall provide to Purchaser an accounting of such payments incurred in accordance with such Wind Up Statement.

1.5           Issue of Warrants. Within thirty (30) days after the date on which the Company appoints a liquidator and in consideration for the Release, and Non-Solicitation Agreements, Purchaser shall issue to the Company shareholders (the “Shareholders”) in proportion to their ownership, or according to another methodology approved by the Company’s shareholders or required by applicable law, warrants (with half of such warrants to be exercisable on the date that is the earlier of (i) 30 days after expiration of the Lock-Up Period (as defined in such warrant) or (ii) December 31, 2016, and the other half to be exercisable 60 days later), for an aggregate of 170,000 shares of Purchaser common stock. The warrants, in the form attached hereto as Exhibit E, will become exercisable in accordance with this Section 1.5 and shall remain exercisable through the Expiration Date (as defined in such warrant).

ARTICLE II
CLOSING

2.1           Time and Place of the Closing. The Closing shall take place at the offices of the Purchaser at 3579 Valley Centre Dr. Suite 100, San Diego, California, United States or by electronic means, simultaneously with the execution of this Agreement or as soon as the conditions to closing set forth herein have been satisfied or waived.

2.2           Closing Deliveries. At the Closing, (i) the Company shall deliver to the Purchaser the various certificates, instruments and documents referred to in Section 6.1, (ii) the Purchaser shall deliver to the Company the various certificates, instruments and documents referred to in Section 6.2, and (iii) the Purchaser shall deliver the Cash Consideration to the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As a material inducement to the Purchaser to enter into this Agreement and the other agreements contemplated hereby to which the Purchaser is a party and to consummate the transactions contemplated hereby and thereby, the Company represents and warrants to the Purchaser, as of the date hereof, as follows:

3.1           Authority for Agreement. The Company has full power, authority and legal right to enter into and perform its obligations under this Agreement and the other agreements contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The board of directors of the Company has unanimously approved, and the shareholders of the Company have approved to the extent required by law, this Agreement and the other agreements contemplated hereby to which the Company is a party and the transactions contemplated hereby and thereby, and have authorized the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which the Company is a party and the consummation of the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Company or its shareholders are necessary to approve and authorize the execution, delivery and performance by the Company of this Agreement and the other agreements contemplated hereby to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and the other agreements contemplated hereby to which the Company is a party have been duly executed and delivered by the Company and are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general or by general principles of equity (whether considered in a proceeding in equity or at law).

3.2           No Violation to Result. The execution, delivery and performance by the Company of this Agreement and the other agreements contemplated hereby to which the Company is a party, the consummation by the Company of the transactions contemplated hereby and thereby, and the fulfillment by the Company of the terms hereof and thereof, do not and will not, directly or indirectly (with or without notice or lapse of time or both): (i) violate, breach, conflict with, constitute a default under, or accelerate or permit the acceleration of the performance required by (x) any note, debt instrument, security agreement, mortgage or any other Contract to which the Company is a party or by which the Company or its assets or properties is bound, including any Purchased Contract, (y) any law, judgment, decree, order, rule, regulation, permit, license or other legal requirement of any Government Authority applicable to the Company, or (z) any of the terms of the organizational or constitutional documents of the Company (in each case, as amended from time to time) or any resolution adopted by the board of directors or shareholders of the Company; (ii) give any Person the right to exercise any remedy under any Contract or to cancel, terminate or modify any Contract; (iii) give any Government Authority or other Person the right to challenge any of the transactions contemplated by this Agreement; (iv) give any Government Authority the right to revoke, withdraw, suspend, cancel, terminate or modify any permit, franchise or license held by the Company; or (v) result in the creation or imposition of any Encumbrance in favor of any Person upon any of the properties or assets of the Company. No notice to, filing with or consent of any Person is necessary in connection with the execution, delivery or performance by the Company of this Agreement and the other agreements contemplated hereby or the consummation by the Company of the transactions contemplated hereby or thereby.

3.3           Organization and Corporate Power.

(a)          The Company is a corporation duly organized, validly existing and in good standing under the laws of England and Wales and is qualified to do business and in good standing in each jurisdiction where the character or location of its assets or properties owned, leased or operated by it, or the nature of its activities, makes such qualification necessary. The Company has full power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to perform its obligations under any Contracts to which it is a party. The copies of the organizational and constitutional documents (in each case, as amended from time to time) of the Company that have been furnished to the Purchaser reflect all amendments made thereto and are true, correct and complete. The copies of minute books containing the records of meetings of the shareholders and board of directors of the Company and the record books of the Company that have been furnished to the Purchaser are true, correct and complete. There have been no meetings or other proceedings or actions of the board of directors or shareholders of the Company that are not reflected in such minute books. The Company is not in default under or in violation of any provision of its organizational or constitutional documents (in each case, as amended from time to time) or any resolution adopted by the members or managers of the Company.

3.4           Taxes. The Company has filed all Tax Returns that it is required to have filed. All such Tax Returns are true, correct and complete in all respects. There are no Encumbrances on any of the Purchased Assets that arose in connection with any failure (or alleged failure) to timely pay any Tax. No audit or other proceeding concerning any Tax Return or Tax Liability relating to the Company is currently pending or threatened. There are no existing circumstances which reasonably may be expected to result in the assertion of any claim for Taxes against the Company by any Government Authority with respect to any period for which Tax Returns are required to have been filed or Tax is required to have been paid. No claim has ever been made by any Government Authority in a jurisdiction where Company does not file Tax Returns that the Company is or may be subject to taxation (including obligations to withhold amounts in respect of Tax) in a taxable year for which the Company did not file a Tax Return in that jurisdiction in connection with the activities of the Company. The Company has not conducted activities in any jurisdiction that will require it to pay Taxes or file Tax Returns in a jurisdiction of a type that it had not paid or filed in the most recently ended preceding taxable period for which Tax or a Tax Return of such type would be due. No Tax withholding is required with respect to any of the payments required to be made under this Agreement.

3.5           Title to Purchased Assets. The Company has, and will convey to the Purchaser, good and marketable title to the Purchased Assets, free and clear of any and all Encumbrances and defects in title. There are no facts or conditions affecting the Purchased Assets which could, individually or in the aggregate, interfere in any material respect with the use or operation of the Purchased Assets as currently used, occupied or operated, or their adequacy for such use.

3.6           Litigation. Except as set forth on Schedule 3.6, there is no litigation, suit, proceeding, action, claim, demand or investigation, at law or in equity, pending or threatened against or affecting the Company before any court, agency, Government Authority or arbitration tribunal, in each case related to the Purchased Assets or the Business. The Company has not received any opinion or legal advice in writing to the effect that it is exposed from a legal standpoint to any Liability related to the Purchased Assets or the Business. To the knowledge of the Company, there are no facts that would reasonably be expected to result in any such litigation, suit, proceeding, action, claim or investigation. The Company is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, Government Authority or arbitration tribunal, in each case related to the Purchased Assets or the Business.

3.7           Compliance with Laws. The Company has complied and is currently in compliance in all material respects with all laws, regulations, rules, orders, permits, judgments, decrees and other requirements and policies imposed by any Government Authority that are applicable to the Company, the Purchased Assets or the Business.

3.8           Transfer of Employment. The TUPE Regulations will not apply to either the execution of this Agreement or any transaction or arrangement contemplated by it.

3.9           Intellectual Property.

(a)          Schedule 3.9(a) lists all material items of Company Intellectual Property Rights. The Company has delivered to the Purchaser true, correct and complete copies of all registrations and applications and all licenses, sublicenses and agreements related to the Company Intellectual Property Rights, each as amended to date. The Company is not a party to any oral license, sublicense or other agreement which, if reduced to written form, would be required to be listed in Schedule 3.9(a) under the terms of this Section 3.9(a).

(b)          Except as set forth in Schedule 3.9(b), the Company holds all right, title and interest in and to, and is the exclusive owner of, all Company Intellectual Property Rights, free and clear of any Encumbrances and any other rights or claims of any other Person, and the Company has not misappropriated, is not in conflict with, and is not infringing upon, the Intellectual Property Rights of any Person. To the knowledge of the Company, none of the Company Intellectual Property Rights is being infringed by activities, products or services of, or is being misappropriated by, any Person.

(c)          Except as set forth in Schedule 3.9(c), the Company is not obligated to make any royalty, commission or other executory payment related to any Intellectual Property Rights of any Person.

(d)          The Company has used its best efforts to protect and enforce any trade secrets and otherwise to safeguard and maintain the secrecy and confidentiality of all Company Intellectual Property Rights. All Employees and Contractors who have had access to trade secrets or proprietary information of the Company or any customer of the Company have executed and delivered to the Company agreements (copies of which have been delivered to the Purchaser) to maintain the confidentiality of such trade secrets and proprietary information and to assign to the Company all Intellectual Property Rights arising from the services performed for the Company by such Employee or Contractor. No current or prior Employees or Contractors have claimed any ownership interest in any Company Intellectual Property Rights or any work product delivered to any customer of the Company as a result of having been involved in the development of such property or work product while providing services to the Company or otherwise. To the knowledge of the Company, there has been no violation of any confidentiality or nondisclosure agreement related to any such trade secrets or proprietary information or to the Company Intellectual Property Rights. Except as set forth in Schedule 3.9(d), all Company Intellectual Property Rights have been developed by the Company or its Employees.

(e)          No funding from any Government Authority or university or college facilities were used in the authorship, creation or development of any Company Intellectual Property Rights.

3.10         Solvency. The Company is not entering into the Asset Purchase with the intent to hinder, delay or defraud any Person to which the Company is, or may become, indebted. The Purchase Price is not less than the reasonably equivalent value of the Purchased Assets. The Company’s assets, at a fair valuation, exceed the Company’s liabilities, and after the Closing and after giving effect to the Asset Purchase and the other transactions contemplated hereby, the Company will not be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair salable value of its assets will be less than the amount required to pay its probable Liability on debts as they become absolute and matured).

3.11         Brokers. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Purchaser or the Company for any commission, fee or other compensation payable as a finder or broker.

3.12         Disclosure. To the knowledge of the Company, no representation or warranty by the Company contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, the Purchaser by the Company pursuant to this Agreement or any other document contemplated hereby, contains or will contain any untrue statement of a fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As a material inducement to the Company to enter into this Agreement and the other agreements contemplated hereby to which the Company is a party and to consummate the transactions contemplated hereby and thereby, the Purchaser represents and warrants to the Company, as of the date hereof, as follows:

4.1           Authority for Agreement. The Purchaser has full power, authority and legal right to enter into and perform its obligations under this Agreement and the other agreements contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The board of directors of the Purchaser has duly approved this Agreement and the other agreements contemplated hereby and the transactions contemplated hereby and thereby, and have authorized the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Purchaser are necessary to approve and authorize the execution, delivery and performance by the Purchaser of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party and the consummation by the Purchaser of the transactions contemplated hereby and thereby. This Agreement and the other agreements contemplated hereby to which the Purchaser is a party have been duly executed and delivered by the Purchaser and are legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general or by general principles of equity (whether considered in a proceeding in equity or at law).

4.2           No Violation to Result. The execution, delivery and performance by the Purchaser of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party, the consummation by the Purchaser of the transactions contemplated hereby and thereby, and the fulfillment by the Purchaser of the terms hereof and thereof, do not and will not, directly or indirectly (with or without notice or lapse of time or both): (i) violate, breach, conflict with, constitute a default under, or accelerate or permit the acceleration of the performance required by (x) any note, debt instrument, security agreement, mortgage or any other contract to which the Purchaser is a party or by which the Purchaser or its assets or properties is bound, (y) any law, judgment, decree, order, rule, regulation, permit, license or other legal requirement of any Government Authority applicable to the Purchaser, or (z) any of the terms of the certificate of incorporation, bylaws or other governing documents of the Purchaser (in each case, as amended from time to time) or any resolution adopted by the shareholders or directors of the Purchaser; or (ii) give any Government Authority or other Person the right to challenge any of the transactions contemplated by this Agreement. No notice to, filing with or consent of any Person is necessary in connection with the execution, delivery or performance by the Purchaser of this Agreement and the other agreements contemplated hereby or the consummation by the Purchaser of the transactions contemplated hereby or thereby.

ARTICLE V
ADDITIONAL AGREEMENTS

5.1           Access to Properties and Records. After the date hereof, the Company shall provide the Purchaser and its Representatives with access, at reasonable times, on reasonable notice and during ordinary business hours, to such information related to the Purchased Assets in the Company’s possession as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax Returns, reports or forms, or the defense of any Tax claim or assessment, and the Purchaser and its Representatives shall be permitted to make extracts from, or take copies of, any books, records or other documentation related to the Purchased Assets as may be reasonably necessary for such purposes.

5.2           Publicity and Disclosure. The Company shall not make any disclosure of this Agreement or the existence, terms and conditions hereof (whether or not in response to an inquiry related to the existence or subject matter of this Agreement) unless such disclosure has been approved by the Purchaser, except to the extent required by or advisable under applicable law, regulation or court order and except to its attorneys, accountants and other financial advisors.

5.3           Intentionally omitted.

5.4           Solvent Liquidation. As soon as practicable after the Closing, and in any event no later than seven business days of the Closing, the Company shall enter into, and thereafter pursue diligently, a solvent liquidation process to effect and complete the Wind Up.

5.5           Further Assurances. The Company shall execute such further documents, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be required by the Purchaser to consummate the transactions contemplated by this Agreement and the other agreements contemplated hereby, to vest the Purchaser with full title to all of the Purchased Assets, free and clear of all Encumbrances, or to effect any of the other purposes of this Agreement or the other agreements contemplated hereby. The Company shall notify Purchaser immediately of any claims made against the Company in the liquidation process.

5.6           Transfer of Records. Within ninety (90) days of the execution of this Agreement, the Company shall deliver to Purchaser, at Purchaser’s expense, all documents and records related to the Purchased Assets, including without limitation all documents and records related to the ownership, creation or development of the Company Intellectual Property.

5.7           Bulk Transfer Provisions. The Company and the Purchaser hereby waive compliance with the provisions of any applicable bulk transfer law, if any.

5.8           TUPE Releases. The Company shall enter into release agreements with each of its employees, which agreements shall be signed by the legal advisors of such employees, releasing the Company from all claims and obligations under TUPE Regulations, in form reasonably acceptable to Purchaser. If requested by Purchaser, Purchaser shall be a party to such releases.

5.9           Registration Rights. If, at any time after the earlier of (i) the consummation of the Purchaser’s first underwritten public offering, or (ii) December 31, 2016, if a registration statement covering the resale of all shares underlying the warrants contemplated in Section 1.5 hereof has not been filed as of such date, the Purchaser proposes and initiates formal actions to prepare and file a registration statement under the Securities Act or any other rule or regulation applying to the registration of the Purchaser’s securities for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans or Rule 145 transactions or a registration statement that does not permit secondary sales (a “Registration Statement”), then each such time, the Purchaser shall give written notice of such intention to file a Registration Statement (a “Piggyback Notice”) to each holder of Warrants hereunder (each, a “Shareholder”) at least five (5) days before the anticipated filing date. The Piggyback Notice shall describe the number of shares to be registered and the intended method of distribution and offer each Shareholder the opportunity to register pursuant to such Registration Statement such shares of Common Stock issued upon exercise of the Warrant held by such Shareholder (the “Registrable Shares”) as such Shareholder may request in writing to the Purchaser within five (5) days after the date such Shareholder first received the Piggyback Notice (a “Piggyback Registration”). The foregoing Piggyback Registration rights shall be subject ratably (amongst the Shareholders) to potential underwriter’s limitations or cutbacks set forth herein. The Purchaser shall take reasonable steps to include in the Registration Statement the Registrable Shares which the Purchaser has been so requested to register by the Shareholders. The Purchaser shall be entitled to suspend or withdraw a Registration Statement prior to its becoming effective, whether or not any Shareholders have elected to include Registrable Shares in such Registration Statement. If the Registration Statement is being filed in connection with an underwritten offering and the managing underwriter with respect to such an offering advises the Purchaser in writing that the inclusion of all or any portion of the Registrable Shares which the Shareholders have requested to be included in the Registration Statement would materially jeopardize the success of the offering, then the Purchaser shall be required to include in the underwriting only that number of Registrable Shares which the underwriter advises the Purchaser in writing may be sold without materially jeopardizing the offering. Any cut back of shares included in the Registration Statement will apply, first, to the Shareholders and will be pro rata among Shareholders who have elected to have shares included in the Registration Statement according to the number of Registrable Shares held by each; second, to the shareholders of the Purchaser entitled to registration rights prior to the date hereof and who have elected to have shares included in the Registration Statement; and third, to any shares to be offered by the Purchaser therein. Any shares so excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. In any underwritten offering, each Shareholder participating in such offering shall, as a condition to the inclusion of such Shareholder’s Registrable Shares in the offering, enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Purchaser. If the any Shareholder disapproves of the terms of any such underwriting, it may elect to withdraw its Registrable Shares from such offering by written notice to the Purchaser and the underwriter, delivered at least five (5) days prior to the effective date of the Registration Statement. Each Shareholder also agrees to be subject to any lock-up agreements reasonably requested by a managing underwriter and to any other limitations on the resale of securities or use of the Registration Statement agreed by the participants in the offering who are not Shareholders. All costs of Purchaser of the registrations referenced herein shall be at the Purchaser’s sole expense (the holders of Warrants, or Common Stock issued upon exercise thereof, shall be responsible for any costs and expenses they may incur in participating in any such registration).

ARTICLE VI
CLOSING DELIVERIES

6.1           Closing Deliveries of the Company. At the Closing, the Company shall deliver the following documents to the Purchaser, subject to waiver, in part or in full, by the Purchaser:

(a)          the Company shall execute and deliver a Bill of Sale in the form attached hereto as Exhibit A;

(b)          the Company shall execute and deliver a Patent Assignment in the form attached hereto as Exhibit B;

(c)          the Company shall deliver the Wind Up Statement in a form reasonably acceptable to Purchaser, attached hereto as Schedule 1.4;

(d)          the Company shall deliver a certificate of its secretary setting forth the resolutions of its board of directors and shareholders (or other evidence reasonably satisfactory to the Purchaser) authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions have not been amended or rescinded and are in full force and effect; and

(e)          the Company, each employee and Purchaser, if applicable, shall have executed and delivered the TUPE Releases described in Section 5.8.

(f)          each Company shareholder shall execute and deliver an agreement (i) releasing of all claims for the benefit of the Company, the Purchaser and their Affiliates and (ii) containing non-solicitation and non-competition covenants in form attached as Exhibit D (collectively, the “Release and Non-Solicitation Agreements”).

6.2           Closing Deliveries of the Purchaser. At the Closing, the Purchaser shall execute and deliver the following documents to the Company, subject to waiver, in part or in full, by the applicable Company:

(a)          the Purchaser will deliver the Cash Consideration.

ARTICLE VII
INDEMNITY

7.1           General Indemnification. The Company covenants and agrees to indemnify, defend, protect and hold harmless the Indemnified Parties from, against and in respect of all Losses that may be suffered, sustained, incurred or paid by any Indemnified Party, whether or not involving a third party claim, in each case in connection with, resulting from or arising out of, directly or indirectly: (i) the inaccuracy or breach of any representation or warranty made by the Company in this Agreement or in any other agreement or other document delivered in connection with this Agreement or the consummation of the transactions contemplated hereby; (ii) the non-fulfillment or breach of any covenant or agreement on the part of the Company in this Agreement or in any other agreement or other document delivered in connection with this Agreement or the consummation of the transactions contemplated hereby; (iii) the existence of, or the failure of the Company to pay, perform or discharge when due, any Liability; (iv) any Excluded Asset; (v) any act or omission of the Company or any Representative of the Company on or prior to the Closing Date; (vi) any and all Liabilities resulting from any litigation, suit, proceeding, action, claim, demand or investigation pending or threatened related to the ownership or use of the Purchased Assets by the Company or the conduct of the Business by the Company; (vii) the bulk transfer or bulk sales provisions of any applicable law; (viii) any and all Liabilities for Taxes in connection with or arising out of the ownership of the Purchased Assets on or prior to the Closing Date or the operation of the Business on or prior to the Closing Date; (ix) any and all Liabilities in connection with or arising out of the employment or engagement, or termination of employment or engagement, of any person employed or engaged by the Company at any time, any act or omission of the Company prior to the Closing Date which by virtue of the TUPE Regulations is deemed to be an act or omission of the Purchaser or in relation to which liability transfers to the Purchaser, and any claim relating to either Party’s failure to comply with its obligations to inform and/or consult under the TUPE Regulations; and (x) enforcing the Indemnified Party’s rights hereunder. The indemnification provided hereunder will terminate twenty one (21) days after publication of the liquidator’s notice to creditors published in the London Gazette so long as the Company has complied with Section 5.4, provided that indemnification shall survive with respect to any claims arising prior to such date to the extent such claim is made on or before such date.

7.2           Indemnification Procedures. In the event of the assertion or commencement by any Person of any claim or legal proceeding (whether against the Purchaser or against any other Person) with respect to which any Indemnified Party may be entitled to indemnification pursuant to this ARTICLE VII, the Purchaser shall have the right, at its election, to proceed with the defense (including settlement or compromise) of such claim or legal proceeding on its own; provided, however, that if the Purchaser settles or compromises any such claim or legal proceeding without the consent of the Company, such settlement or compromise shall not be conclusive evidence of the amount of Losses incurred by the Indemnified Party in connection with such claim or legal proceeding (it being understood that if the Purchaser requests that the Company consent to a settlement or compromise, the Company shall act reasonably in determining whether to provide such consent). The Purchaser shall give the Company prompt notice after it becomes aware of the commencement of any such claim or legal proceeding; provided, however, that any failure on the part of the Purchaser to so notify the Company shall not limit any of the obligations of the Company, or any of the rights of any Indemnified Party, under this ARTICLE VII (except to the extent that such failure materially adversely prejudices the defense of such claim or legal proceeding). If the Purchaser does not elect to proceed with the defense of any such claim or legal proceeding, the Company may proceed with the defense of such claim or legal proceeding with counsel reasonably satisfactory to the Purchaser; provided, however, that the Company may not settle or compromise any such claim or legal proceeding without the prior written consent of the Purchaser (which consent may not be unreasonably withheld). No Indemnified Party (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy. Nothing herein shall be deemed to prevent an Indemnified Party from making a claim hereunder, and an Indemnified Party may make a claim hereunder, for potential or contingent claims or demands, provided, however, that the notice of such claim shall set forth the basis for any such potential or contingent claim or demand to the extent then reasonably feasible.

7.3           Survival of Representations, Warranties and Covenants. Each representation, warranty, covenant and agreement contained in this Agreement or in any other agreement or document delivered in connection with this Agreement shall survive the Closing and be enforceable until such covenant or agreement has been fully performed. All representations and warranties contained in this Agreement or in any other agreement or document delivered in connection with this Agreement shall survive the Closing until the fifth anniversary of the Closing Date and shall thereafter expire, except that any representation or warranty with respect to which a claim has been made for a breach thereof prior to such date shall survive until such claim is resolved.

7.4           Limitations on Indemnification. The indemnification obligations of the Company for breaches of representations and warranties set forth in ARTICLE III and ARTICLE IV of this Agreement shall be limited to an amount equal to the Purchase Price and the value of the Warrants (or the Common Stock issued upon exercise of the Warrants); provided that the foregoing limitation shall not apply to any claim based on fraud, intentional misrepresentation or willful misconduct, which claims shall not be limited in amount and with respect to which no Losses shall count in determining whether the foregoing limitation has been met or exceeded.

ARTICLE VIII

DEFINED TERMS

(1)         “Affiliate” means (i) as to any Party that is an entity, any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Party, and (ii) as to any Party who is a natural person, the spouse, parents, siblings and lineal descendants of such Party. For purposes of this definition, an entity will be deemed to be “controlled by” a Person if the Person possesses, directly or indirectly, power either to (A) vote twenty percent (20%) or more of the securities (including convertible securities) having ordinary voting power or (B) direct or cause the direction of the management or policies of such entity, whether by contract or otherwise.

(2)         “Closing Date” means the date on which the Closing occurs.

(3)         “Code” shall mean the Internal Revenue Code of 1986, as amended.

(4)         “Company” has the meaning given to such term in the preamble to the Agreement.

(5)         “Company Intellectual Property Rights” means the Intellectual Property Rights used in the conduct of the Business, including Intellectual Property Rights owned by, and licensed from third parties by, the Company.

(6)         “Encumbrance” means any claim, lien, pledge, assignment, option, charge, easement, security interest, right-of-way, encumbrance, mortgage or other right (including any right of first refusal, put, call or other restriction on transfer).

(7)         “Government Authority” means any nation or government, any state or other instrumentality or political subdivision thereof (including any county or city), and any entity exercising executive, legislative, judicial, military, regulatory or administrative functions of or pertaining to government.

(8)          “Indemnified Parties” means the Purchaser and its officers, directors, employees, shareholders, assigns, successors and Affiliates, and “Indemnified Party” means any of the foregoing Persons.

(9)         “Intellectual Property Rights” means all (i) patents, patent applications and patent disclosures, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, together with all authors’ and moral rights, (iv) mask works and registrations and applications for registration thereof, (v) computer software (including source code, object code, macros, scripts, objects, routines, modules and other components), data, databases and documentation thereof, (vi) the Confidential Information and other trade secrets and confidential or proprietary information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, formulations, products, processes, techniques, methods, research and development information and results, drawings, specifications, designs, plans, proposals, technical data, marketing plans and customer, prospect and supplier lists and information), (vii) any other intellectual property rights, and (viii) copies and tangible embodiments of any of the foregoing set forth in clauses (i) to (vii) (in whatever form or medium).

(10)        “Liability” means any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, mature or unmature, secured or unsecured.

(11)        “Losses” means all Liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, Taxes, interest (including interest from the date of such damages) and costs and expenses (including reasonable attorneys’ fees and disbursements of every kind, nature and description).

(12)        “Person” means any natural person, limited liability company, corporation, partnership, trust, unincorporated organization, association, joint stock company, business, group, Government Authority or other entity.

(13)        “Representatives” means, with respect to a Party, the officers, directors, employees, consultants, advisors, accountants, agents, attorneys and other authorized representatives of such Party.

(14)        “Tax” means any federal, state, local or foreign tax, duty or similar governmental fee, levy, assessment or charge of any kind whatsoever, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, capital gains, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, unclaimed property, escheat, sales, use, transfer, registration, alternative or add-on minimum or estimated taxes and customs duties, and including any interest, penalty or additional amounts arising with respect to the foregoing or the obligation to file Tax Returns, whether disputed or not.

(15)        “Tax Return” means any report, return, statement, claim for refund, election, declaration or other information with respect to any Tax required to be filed, or actually filed, with a taxing authority, including any schedule or attachment thereto, and including any amendment thereof.

(16)        “TUPE Regulations” means the United Kingdom Transfer of Undertakings (Protection of Employment) Regulations 2006, as amended, or any other national law which implements the Acquired Rights Directive 2001/23/EC.

ARTICLE IX
MISCELLANEOUS

9.1           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns.

9.2           Governing Law. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of California, without regard to its conflicts of laws principles. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of California in each case located in the City of San Diego, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

9.3           Specific Performance; Remedies Not Exclusive. Each Party acknowledges that the other Parties shall be irreparably harmed and that there shall be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement. It is accordingly agreed that, in addition to, but not in lieu of, any other remedies which may be available upon the breach or threatened breach of any such covenant or agreement, each Party shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, such covenant or agreement. All rights and remedies of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

9.4           Severability. Each article, section, subsection, paragraph or clause of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. If any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

9.5           Amendment. This Agreement may be amended, supplemented or modified only by execution of an instrument in writing signed by all of the Parties.

9.6           Waiver. Any Party may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of any other Party, (ii) waive any inaccuracies in the representations and warranties of any other Party contained in this Agreement or any other document contemplated hereby, or (iii) waive compliance with any of the agreements of any other Party contained in this Agreement or any other document contemplated hereby. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any Party of any provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other provision of this Agreement on any future occasion.

9.7           Notices. All notices, requests, consents, waivers and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) if personally delivered, upon delivery or refusal of delivery, (ii) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery, (iii) if sent by facsimile with proof of successful transmission, on receipt by the recipient, or (iv) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices, requests, consents, waivers and other communications required or permitted to be given hereunder shall be addressed as follows:

If to the Purchaser: AmpliPhi Biosciences Corporation 3579 Valley Centre Drive, Suite 100 San Diego, California 92130 Attention: Michael Scott Salka Facsimile: (858) 800-4869	If to the Company: Novolytics Limited c/o RSM, Bluebell House Brian Johnson Way, Preston PR2 5PE, United Kingdom Facsimile: +44 (0) 1772-216001

with a copy, which shall not constitute notice, to: Cooley LLP 4401 Eastgate Mall, San Diego, CA 92121 Attention: Tom Coll Facsimile: (858) 550-6420

or at such other address or addresses or facsimile number or numbers as the Party addressed may from time to time designate in writing pursuant to notice given in accordance with this Section 9.7.

9.8           Expenses. Except as otherwise provided in Schedule 1.4, all costs and expenses incurred by the Company (including, without limitation, financial advisory fees, legal fees and expenses, broker and finder fees, and fees and expenses of accountants) in connection with the transactions contemplated hereby shall be borne by the Company, and all costs and expenses incurred by the Purchaser (including, without limitation, financial advisory fees, legal fees and expenses, broker and finder fees, and fees and expenses of accountants) in connection with the transactions contemplated hereby shall be borne by the Purchaser.

9.9           Consent to Jurisdiction. Each of the Parties hereby irrevocably and unconditionally submits to the jurisdiction of any state court of the State of California and any federal court sitting in the State of California and irrevocably agrees that all actions, suits or other proceedings arising out of or related to this Agreement or the other documents contemplated hereby, the transactions contemplated hereby and thereby, or the enforcement of any provision hereof or thereof, shall be litigated exclusively in such courts. Each of the Parties agrees not to commence any such actions, suits or other proceedings except in such courts. Each of the Parties irrevocably waives any objection which such Party may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding anything to the contrary set forth herein, it is expressly understood that this Section 9.9 may not be construed as a consent to the matters contained herein with respect to any shareholder, officer, director or employee of the Company.

9.10         Attorneys’ Fees. If any action, suit or other proceeding related to this Agreement or the other documents contemplated hereby, the transactions contemplated hereby and thereby, or the enforcement of any provision hereof or thereof, is brought by any Party against any other Party, the Indemnified Party or the non-breaching Party in such action, suit or other proceeding shall be entitled to recover its reasonable attorneys’ fees, costs and disbursements incurred in the course of such proceeding from the Indemnifying Party or the breaching Party, in addition to any other relief to which the Indemnified Party or the non-breaching Party may be entitled. Notwithstanding anything to the contrary set forth in this Agreement, it is expressly understood that this Section 9.10 may not be construed as to hold any shareholders, directors, officers or employees of the Company liable for any attorneys’ fees hereunder.

9.11         Complete Agreement. This Agreement, those documents expressly referred to herein, including all exhibits and schedules hereto, and the other documents contemplated by this Agreement embody the complete agreement and understanding among the Parties with respect to the subject matter hereof and thereof, and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof and thereof.

9.12         Absence of Third Party Beneficiary Rights. No provision of this Agreement is intended, nor shall any such provision be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any creditor, client, customer, Affiliate, stockholder, member, manager or employee of any Party hereto or any other Person other than (i) the successors and assigns of a Party, and (ii) the Indemnified Parties.

9.13         Mutual Drafting. This Agreement and the other documents contemplated hereby are the mutual product of the Parties, and each provision hereof and thereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties, and shall not be construed for or against any Party by virtue of the authorship of this Agreement or such other documents.

9.14         Further Representations. Each Party acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to his or its legal rights from such counsel. Each Party further represents that he or it is being independently advised as to the Tax consequences of the transactions contemplated by this Agreement and is not relying on any representations or statements made by any other Party as to such Tax consequences.

9.15         Interpretation. Unless the context clearly indicates otherwise, (i) where appropriate the singular shall include the plural and the masculine shall include the feminine or neuter, and vice versa, to the extent necessary to give the terms defined herein or the terms otherwise used in this Agreement the proper meanings, and (ii) occurrences of the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.” The Company shall be deemed to have knowledge of any action, omission, fact, condition, occurrence or event if any director or officer of the Company has knowledge of such action, omission, fact, condition, occurrence or event.

9.16         Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

9.17         Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original, and all of which, taken together, shall constitute the same agreement. This Agreement and any document, exhibit or schedule contemplated hereby may be executed by facsimile signature, which shall be considered legally binding for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement as of the day and year first above written.

PURCHASER:

AMPLIPHI BIOSCIENCES CORPORATION,
a Washington corporation

By:	/s/ M. Scott Salka

Name:	M. Scott Salka

Title:	Chief Executive Officer

COMPANY:

NOVOLYTICS LIMITED,
a company organized under the laws of England and Wales

By:	/s/ Geoffrey M. Orme

Name:	Geoffrey M. Orme

Title:	Director

EXHIBIT INDEX

Exhibit A	Bill of Sale

Exhibit B	Patent Assignment

Exhibit C	[Reserved]

Exhibit D	Release, Confidentiality and Non-Solicitation Agreement

Exhibit E	Warrant